                                                                   EXHIBIT 4.7.2

===============================================================================

                          NEXTLINK Communications, Inc.

                                     Issuer

                                       and

                              NM ACQUISITION CORP.
                  (to be the successor by merger to the Issuer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK
                                     Trustee

                    ----------------------------------------

                                     FIRST
                             SUPPLEMENTAL INDENTURE
                            Dated as of June 15, 2000

                                    Amending

                                    INDENTURE
                            Dated as of June 1, 1999

                    ----------------------------------------

                                  $675,000,000

                              10 3/4 % Senior Notes
                                    Due 2009

===============================================================================


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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 15, 2000 (herein called the "Supplement"), is by and among NEXTLINK COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware ("NEXTLINK" or the "Issuer"), having its principal office at 1505 Farm Credit Drive, McLean, VA 22102, NM ACQUISITION CORP. (to be known, following the Merger (as defined below), as NEXTLINK Communications, Inc.), a corporation organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 1505 Farm Credit Drive, McLean, VA 22102, and UNITED STATES TRUST COMPANY OF NEW YORK, duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                                    RECITALS

         WHEREAS, pursuant to the terms of the Indenture, dated as of June 1, 1999 (herein called the "Original Indenture"), between NEXTLINK (or its predecessor) and the Trustee, $675,000,000 principal amount of 10 3/4 % Senior Notes due 2009 (herein called the "Securities") were issued; and

         WHEREAS, pursuant to the terms of that certain Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement, dated as of May 10, 2000, by and among Concentric Network Corporation, NEXTLINK, the Company, Eagle River Investments, L.L.C. and Craig O. McCaw, NEXTLINK will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"); and

         WHEREAS, as a result of the Merger, the Company will change its name to NEXTLINK Communications, Inc.; and

         WHEREAS, Section 901 of the Original Indenture provides for the execution and delivery by the Issuer and, subject to the provisions of Section 903 of the Original Indenture, by the Trustee of one or more supplemental indentures, without the consent of the Holders of the Securities, for the purposes specified therein; and

         WHEREAS, pursuant to the provisions of Section 801 of the Original Indenture and assuming the requirements of such Section are satisfied, NEXTLINK is permitted to merge with and into the Company through a merger transaction in which NEXTLINK is not the surviving corporation, and under the Original Indenture, the Issuer and the Trustee may enter into a supplemental indenture to evidence the succession of another Person to the Issuer and the assumption by such successor of the covenants of the Issuer contained in the Original Indenture, which supplement, pursuant to Section 901 of the Original Indenture, does not require the consent of the Holders of the Securities; and

         WHEREAS, pursuant to the provisions of Section 801(b) the Company wishes by this Supplement to evidence its succession to NEXTLINK and its assumption of the covenants of NEXTLINK contained in the Original Indenture and the Securities and pursuant to the provisions of Section 802 the Company shall succeed to, and be substituted for, and may exercise every right and power of, NEXTLINK under the Original Indenture; and

         WHEREAS, all things necessary to make this Supplement, when executed and delivered by the Trustee, the valid agreement of the Company in accordance with its terms have been done.


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         NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

         SECTION 101. Definitions. Except as otherwise expressly provided herein, all capitalized words and terms used herein shall have the respective meanings ascribed thereto in the Original Indenture.

         SECTION 102. Representations of the Company. The Company hereby represents and warrants to the Trustee that as of the date hereof:

         (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

         (b) No Default or Event of Default will result from the Merger or the execution and delivery of this Supplement.

         SECTION 103. Assumption of Obligations. The Company hereby assumes all of the obligations of NEXTLINK under the Original Indenture.

         SECTION 104. Construction with Original Indenture. All of the covenants, agreements and provisions of this Supplement shall be deemed to be and construed as part of the Original Indenture and VICE VERSA to the same extent as if fully set forth verbatim therein and herein and shall be fully enforceable in the manner provided in the Original Indenture. Except as provided in this Supplement, the Original Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

         SECTION 105. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern the Original Indenture or this Supplement, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplement as so modified or to be excluded, as the case may be.

         SECTION 106. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 107. Separability Clause. In case any provision in this Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 108. Benefits of Supplement and Original Indenture. Nothing in this Supplement or the Original Indenture or in the Securities, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplement or the Original Indenture. Neither this Supplement nor the Original Indenture may be used to interpret another indenture, loan agreement or debt agreement of the Company or any of its Subsidiaries. No such other indenture or loan or debt agreement may be utilized to interpret this Supplement or the Original Indenture.

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         SECTION 109. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 110. No Recourse Against Others. A director, member, managing member officer, employee, stockholder or incorporator, as such, of the Issuer or the Company shall not have any liability for any obligations of the Company under this Supplement or for any claim based on, in respect or by reason of such obligations or their creation.

         SECTION 111. Duplicate Originals. All parties may sign any number of copies or counterparts of this Supplement. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                            [Signature page follows]

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         SECTION 112. Effectiveness. This Supplement shall become effective upon consummation of the Merger and otherwise in accordance with the provisions of Article Nine of the Original Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the day and year first above written.

                                       NEXTLINK COMMUNICATIONS, INC.



                                       By:/s/ Gary D. Begeman
                                          -------------------------------------
                                          Name: Gary D. Begeman
                                          Title: Senior Vice President
Attest:


/s/ Richard A. Montfort
-----------------------------
Name: Richard A. Montfort
Title: Assistant Secretary

                                       NM ACQUISITION CORP.



                                       By:/s/ Gary D. Begeman
                                          -------------------------------------
                                          Name: Gary D. Begeman
                                          Title: Vice President

Attest:


/s/ Richard A. Montfort
-----------------------------
Name: Richard A. Montfort
Title: Assistant Secretary

                [Signature page to First Supplemental Indenture]

                                       4
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                                       UNITED STATES TRUST COMPANY
                                       OF NEW YORK, Trustee



                                       By:/s/ Patricia Gallagher
                                          --------------------------------------
                                          Name: Patricia Gallagher
                                          Title: Assistant Vice President

Attest:


/s/ Kevin Fox
---------------------------
Name: Kevin Fox
Title: Assistant Secretary

STATE OF VIRGINIA )
                  )ss.:
COUNTY OF FAIRFAX )

         On the 15th day of June, 2000, before me personally came Gary D. Begeman, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President of NEXTLINK COMMUNICATIONS, INC., a Delaware corporation, one of the corporations described in and which executed the foregoing instrument, and duly acknowledged to me that he executed the same by authority of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                       /s/ Cathryn O. Lowe
                                       ----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Virginia, residing at Fairfax, VA
                                                             ------------------
                                       My appointment expires 08-31-04
                                                              -----------------
                                       Print Name Cathryn O. Lowe
                                                  -----------------------------


                [Signature Page to First Supplemental Indenture]



                                       5
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STATE OF VIRGINIA )
                  )ss.:
COUNTY OF FAIRFAX )

         On the 15th day of June, 2000, before me personally came Gary D. Begeman, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of NM Acquisition Corp., a Delaware corporation, one of the corporations described in and which executed the foregoing instrument, and duly acknowledged to me that he/she executed the same by authority of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                       /s/ Cathryn O. Lowe
                                       ----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Virginia, residing at Fairfax, VA
                                                             ------------------
                                       My appointment expires 08-31-04
                                                              -----------------
                                       Print Name Cathryn O. Lowe
                                                  -----------------------------


STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

         On the 15th day of June, 2000, before me personally came Patricia Gallagher, to me known, who, being by me duly sworn, did depose and say that he/she is Asst. Vice President of UNITED STATES TRUST COMPANY OF NEW YORK, one of the corporations described in and which executed the foregoing instrument, and duly acknowledged to me that he/she signed his/her name thereto by authority of the By-Laws of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                       /s/ Christine C. Collins
                                       -----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       New York, residing at 3219 Eastchester
                                                             -------------------
                                       Rd., BxNY10469
                                       -----------------------------------------
                                       My appointment expires March 30, 2002
                                                                            ----
                                       Print Name Christine C. Collins
                                                 -------------------------------

                                       /s/ Christine C. Collins
                                       -----------------------------------------
                                       Notary Public, State of New York
                                       No. 03-4624735
                                          --------------------------------------
                                       Qualified in Bronx                 County
                                                    ----------------------
                                       Certificate Filed in New York      County
                                                            --------------
                                       Commission Expires March 30, 2002
                                                          ----------------------

                [Signature page to First Supplemental Indenture]

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